NOTICE AND PROXY STATEMENT


                      NAIC GROWTH FUND, INC.

            NOTICE OF 1996 ANNUAL MEETING OF SHAREHOLDERS

                        MAY 16, 1996


To the shareholders of the NAIC Growth Fund, Inc.:

Notice is hereby given that the 1996 Annual Meeting of Shareholders (the "Meeting" of the NAIC Growth Fund, Inc.
(the "Fund) will be held at the Fund's principal executive offices located at 711 West Thirteen Mile Road, Madison
Heights, Michigan, on Thursday, May 16, 1996 at 2:00 p.m.
for the following purposes:

1.  To elect a Board of eight (8) Directors;

2. To ratify or reject the selection of Arthur Andersen LLP as independent auditors of the Fund for the calendar year ending December 31, 1996; and

3. To act upon such other business as may properly come before the Meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on March 23, 1996 as the record date for the determination of shareholders entitled to vote at the Meeting or any adjournment thereof.

You are cordially invited to attend the Meeting. Shareholders who do not expect to attend the Meeting in person are requested to complete, date and sign the enclosed proxy form and return it promptly in the envelope provided for that purpose. The enclosed proxy is being solicited on behalf of the Board of Directors of the Fund.

                    By Order of the Board of Directors




                    Lewis A. Rockwell
                    Secretary

April 10, 1996





                          PROXY STATEMENT

                      NAIC GROWTH FUND, INC.
                    711 West Thirteen Mile Road
                  Madison Heights,  Michigan 48071




               1996 Annual Meeting of Shareholders
                           May 16, 1996




INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of NAIC Growth Fund, Inc., a Maryland corporation (the
"Fund"), to be voted at the 1996 Annual Meeting of Shareholders of the Fund (the "Meeting"), to be held at the executive offices of the National Association of Investors
Corporation, 711 West Thirteen Mile Road, Madison Heights,
Michigan 48071, at 2:00 p.m. on May 16, 1996. The approximate mailing date of this Proxy Statement is April
10, 1996.

All properly executed proxies received prior to the Meeting will be voted at the Meeting in accordance with the instructions marked thereon or otherwise as provided therein.

Unless instructions to the contrary are marked, proxies will be voted for the election of eight Directors and for the ratification of the independent auditors. Any proxy may be revoked at any time prior to the exercise thereof by giving written notice to the Secretary of the Fund.

The Directors have fixed the close of business on March 23, 1996 as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting and at any adjournment thereof. Shareholders on the record date will be entitled to one vote for each share held, with no shares having cumulative voting rights. As of December 31, 1995, the Fund had outstanding 723,444 shares of common stock, par value $0.001 per share. To the knowledge of management of the Fund no person owned beneficially more than 5% of its outstanding shares at such date.

To the knowledge of the Fund as of December 31, 1995, the following number of shares of the Fund's common stock $0.001 par value were beneficially owned by each director and by all directors and officers of the Fund as a group:

                       Number of Shares and Nature
                        of Beneficial Ownership      Percent
    Owner             as of December 31, 1995 (a)   of Class

All Officers and Directors as
a group  (8 persons)           18,444                 2.55

Thomas E. O'Hara                3,578                    *

Kenneth S. Janke                5,600                    *

Lewis A. Rockwell               5,210                    *

Peggy L. Schmeltz               2,908                    *

Cynthia P. Charles                636                    *

Robert L. Eldred                    0                    *

Carl A. Holth                     512                    *

William T. Endicott                 0                    *

(a)  The nature of beneficial ownership of shares shown in
this column is sole voting and investment power unless otherwise indicated. The shares shown for Messrs. O'Hara, Janke and Rockwell include 3,059 shares owned by the Mutual Investment Club of Detroit Limited Partnership, a Michigan
limited partnership, of which Messrs. O'Hara, 	Rockwell
and Janke are general partners. The individual retirement accounts of Messrs. O'Hara and Janke are limited partners of the Mutual Investment Club of Detroit Limited Partnership.
The shares shown for Messrs. O'Hara and Janke also
	include 108 shares owned by the National Association of Investors Corporation and held by NAIC Associates, a Michigan co-partnership, a nominee partnership in which Messrs. O'Hara, Janke and James A. Sobol (Comptroller of the Investment Adviser) are the sole partners. The shares shown for Mr. Rockwell include 2,151 shares owned jointly with his wife. The shares shown for Mr. Janke include 2,434 shares owned by a trust of which he is trustee. The shares shown for Mrs. Charles include 316 shares owned jointly with her children. The shares shown for Mr. Holth are owned by a pension trust of which he is trustee.

*  Less than 1%.

The Directors have elected three (3) officers for the Fund.
The following sets forth information concerning each of these officers:




         Office                Name and Age      Served
Since

Chairman of the Board and   Thomas E. O'Hara-80    1989
Chief Executive Officer

President, Chief Operating  Kenneth S. Janke-61    1989
Officer and Treasurer

Secretary                   Lewis A. Rockwell-77  1989


The Fund has no standing audit, nominating or compensation committees of the Board of Directors, or committees performing similar functions. The Fund has a Management
Proxy Committee comprised of Messrs. O'Hara and Janke to cast votes represented by properly executed proxies.

A copy of the Fund's Annual Report for the year ended
December 31, 1995, including audited financial statements, has been included with this proxy statement.

The Directors of the Fund know of no business other than that mentioned in Items 1 and 2 of the Notice of Meeting which will be presented for consideration at the Meeting.
If any other matter is properly presented, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment.


                          PROPOSAL NO. 1
                    (Election of Directors)


A Board of eight (8) Directors to serve for a term of one
(1) year, or until their successors are elected and qualified, is to be elected at the Meeting. Unless authorization to do so is withheld, it is intended that the proxies will be voted for the election of the nominees named below. If any nominee becomes unavailable for election, an event not now anticipated by the Board of Directors, the proxy will be voted for such other nominee as may be designated by the Board of Directors. All nominees are presently Directors of the Fund and have consented to continuing as Directors. Listed below are all nominees and their backgrounds.


                          Nominee Directors


Thomas E. O'Hara *  80  Chairman of the Board,         1989

Chairman of the Board and Chief Executive Officer Trustee of the National and Director Association of Investors
Corporation, the Fund's Investment  Adviser (the "Investment
Adviser"); Partner, NAIC Associates; Director, Sunshine-
Fifty, Inc.


Kenneth S. Janke *  61  Director, President, Chief      1989

President and Trustee of the Operating Officer and Investment Adviser; Director, Treasurer AFLAC; Partner, NAIC
Associates.


Lewis A. Rockwell *  77  Director and Secretary         1989

Attorney and Counsel to the law firm of Bodman, Longley &
Dahling LLP, counsel to the Fund and the Investment Adviser
(January, 1990 to present); attorney and member of the law firm of Rockwell and Kotz, P.C. (December, 1982 to January,
1990); Trustee and Secretary of the Investment Adviser;
President, Director, and Secretary, Sunshine-Fifty, Inc.

Peggy L. Schmeltz *  68    Director
1989

Adult Education Teacher.


Cynthia P. Charles   74    Director
1989

Retired.


Robert L. Eldred     73    Director
1989

Retired.


Carl A. Holth        63    Director
1989

President and Director, Greater Detroit Capital Corporation;
Financial Consultant and President of Carl A. Holth &
Associates, Inc. (a private financial consulting and businessappraising firm located in Grosse Pointe Woods, Michigan); Director, Sunshine-Fifty, Inc.


William T. Endicott  50    Director
1995

Consultant, Pulsifer & Hutner, Inc.  (1991-Present).

*  An "interested person" of the Fund within the meaning of
Section 2(a)(19) of the Investment Company Act of 1940.




There were four (4) meetings of the Board of Directors held during the past year. Each Director attended at least 75% of the meetings of the Board of Directors during 1995.


            Compensation of Directors and Officers
                  and Ownership Reports


The Directors of the Fund who are not affiliated with the Investment Adviser or the Investment Adviser's affiliates are paid $1,000 per year plus $100 per meeting attended.
All other officers and directors, including the Chairman, President and Secretary, are not compensated by the Fund, except for out-of-pocket expenses relating to attendance at meetings and other operations of the Fund.

Directors and officers of the Fund and certain of its affiliates and beneficial owners of more than 10% of the Fund's common stock are required to file initial reports of ownership and reports of changes in ownership of the Fund's common stock pursuant to Section 16(a) of the Securities
Exchange Act of 1934, as amended. The Fund has reviewed such reports received by it and written representations of such persons who are known by the Fund, and based solely upon such review, the Fund believes that during the year ended December 31, 1995 all filing requirements were met.


                      Investment Advisor


The Fund has entered into an Investment Advisory Agreement dated October 2, 1989, as amended, between the National Association of Investors Corporation (the "Investment Adviser") and the Fund (the "Advisory Agreement"). The shareholders approved the continuance of the Advisory Agreement through June 30, 1993 and modification to the Advisory Agreement at the Annual Meeting of Shareholders which was held on May 21, 1992. The Advisory Agreement, which became effective on July 2, 1990, continues in effect for a period of two years from its effective date and thereafter only so long as such continuance is specifically approved at least annually by the Board of Directors of the Fund or by a vote of the majority of the outstanding voting securities of the Fund. The continuance of the Advisory Agreement through June 30, 1997 was approved by the Board of Directors of the Fund at its meeting on December 14, 1995.

The Investment Adviser is a Michigan nonprofit corporation which provides investment education and advisory services. The address of the Investment Adviser is the same as the Fund. Messrs. O'Hara, Janke and Rockwell, who are directors and officers of the Fund, are also trustees and officers of the Investment Adviser. See "Proposal No. 1 - Nominee Directors." The Fund is the Investment Adviser's sole advisory client. A copy of the consolidated balance sheet as of September 30, 1995 of National Association of Investment Clubs Trust, which wholly owns the Investment Adviser, is attached hereto as Exhibit A.

The following table set forth the name, title and principal occupation of the officers and trustees of the Investment
Adviser.  The address of each is the address of the Fund.

               Position With National
              Association of Investors.    Other Principal
    Name      Corp (Investors Adviser)      Occupation


Warren B. Alexander  Trustee        Retired

Donald E. Danko      Trustee        Managing Editor of
                                    Better Investing.

Lorrie Gustin        Trustee        Consultant, Stand In
                                    Office Services; (1995-
                                    Present)Vice President
                                    of W.R. Gustin &
                                    Associates, Inc. (1956-
                                    1995).


Robert W. Hague      Trustee        Investment adviser for
                                    SIGMA Investment
                                    Counselors (1989-
                                    Present); Senior Vice
                                    President of Federal-
                                    Mogul Corporation (1964-
                                    1989).


Richard H. Holthaus  Trustee        Vice President,
                                    Fleishman-Hillard (1992-
                                    Present); Senior Vice
                                    President, Christensen
                                    & Associates (1989-
1992);
                                    Vice President of
                                    Investor Relations for
                                    CitiCorp-CitiBank
                                    (1971-1989).


Kenneth S. Janke     Trustee         None.
                     and President

Kenneth R. Lightcap  Trustee        Weller, O'Sullivan,
                                    Zucherman & Lightcap,
                                    (1996-Present) Vice
                                    President, Director
                                    Public Relations,Pedone
&
                                    Partners (1994-1996);
                                    Managing Director,
                                    Manning Selvage & Lee
                                    (1992-1993); Vice
                                    President of Shareholder
                                    Relations, Reebok
                                    International, Ltd.,
                                    (1989-1991); Vice
                                    President of Public
                                    Affairs and Investor
                                    Relations for
                                    Chesebrough-Ponds, Inc.
                                   (1976-1989).


Leroy F. Mumford   Trustee          President of PlanCon
                                    Associates, Inc. (1982-
                                    Present).


Thomas E. O'Hara   Trustee and      None.
                   Chairman of
                   the Board


Lewis A. Rockwell  Trustee and      Counsel to the law firm
                   of Secretary     Bodman, Longley &
Dahling
                                    LLP (1990-Present);
                                    Member of the law firm
of
                                    Rockwell and Kotz, P.C.
                                   (1982-1990); President,
                                    Director and Secretary,
                                    Sunshine-Fifty, Inc.


Ralph L. Seger, Jr. Trustee         President, Seger-
                                    Elvekrog, Inc. (1981-
                                    Present)


Sharon Vuinovich    Trustee         Vice President,
Financial
                                    Communications/
                                    Investor Relations,
                                    McDonald's Corp.


Peggy L. Schmeltz   Trustee        Adult Education Teacher.


Elizabeth N. Hamm   Trustee        Adult Education Teacher.



The Investment Adviser is wholly owned by the National Association of Investment Clubs Trust (the "Trust"), a trust formed under Michigan law. The address of the Trust is the address of the Fund. The trustees of the Investment Adviser are also the trustees of the Trust. No officer, director or trustee of the Fund or the Investment Adviser has any direct or indirect interest in the Investment Adviser or the Trust.


                      Advisory Agreement


The Advisory Agreement provides that, subject to the direction of the Board of Directors of the Fund, the Investment Adviser is responsible for the actual management of the Fund's portfolio. The responsibility for making decisions to buy, sell or hold a particular security rests with the Investment Adviser, subject to review by the Board of Directors of the Fund.


                         Fees and Expense


For the services provided by the Investment Adviser under the Advisory Agreement, the Fund is to pay to the Investment Adviser a monthly fee at an annual rate of three-quarters of one percent (0.75%) of the weekly net assets of the Fund, which fee is higher than those paid by most other investment companies; however, if the weekly net asset value of the Fund is below Three Million Eight Hundred Thousand and 00/100 ($3,800,000.00) Dollars, no Investment Adviser's fee will be paid or accrued by the Fund to the Investment Adviser for that week. The Investment Adviser waived its fees from 1991 through 1995 and has waived all of its fees for 1996, except with respect to certain costs and expenses incurred by the Investment Adviser in connection with the Fund which are anticipated to be approximately six percent (6%) of the three-quarters of one percent (0.75%) fees for 1996, or forty-five hundredths of one percent (0.045%). The Fund made no material payments to the Investment Adviser in 1995.

In addition to the fee of the Investment Adviser, the Fund pays all of the other costs and expenses of its operation including, among other things, expenses for legal and auditing services, costs of printing proxies, stock certificates and shareholder reports, charges of the custodian, transfer agent, Securities and Exchange Commission fees, fees and expenses of unaffiliated directors, accounting and pricing costs, membership fees and trade associations, insurance, interest, brokerage costs, taxes, stock exchange listing fees and expenses, expenses of qualifying the Fund's shares for sale in various states and other miscellaneous expenses properly payable by the Fund. The Advisory Agreement provides that in the event the average weekly net asset value of the Fund falls below Three Million Eight Hundred Thousand and 00/100 ($3,800,000.00) Dollars, the Investment Adviser will not be paid its fee, nor will such fee be accrued. The Advisory Agreement provides that the Fund may not incur annual aggregate expenses in excess of two percent (2%) of the first Ten Million and 00/100 ($10,000,000.00) Dollars of the Fund's average net assets, one and one-half percent (1 1/2%) of the next Twenty Million and 00/100 ($20,000,000.00) Dollars of the average net assets, and one percent (1%) of the remaining average net assets for any fiscal year. Any excess expenses shall be the responsibility of the Investment Adviser. The pro rata portion of the estimate annual excess expenses will be offset against the Investment Adviser's monthly fee. In the event such amount exceeds the fee payable in any month, no fees shall be collected by the Investment Adviser at such time.


                        Termination


The Advisory Agreement is not assignable. The Advisory Agreement may be terminated at any time without the payment of any penalty by the Board of Directors of the Fund or by a vote of the majority of the outstanding voting securities of the Fund. The Investment Adviser may terminate the Advisory Agreement upon sixty days notice to the Fund.


                        Use of Name


The Investment Adviser has become well known through its educational activities and publications. The Fund had no prior operating history and therefore at the time of the initial offering was not well known. As a result, the Investment Adviser consented to allow the Fund to use NAIC as part of the Fund's name. The Fund acknowledges that the Investment Adviser may withdraw from the Fund the use of its name, however in doing so, the Investment Adviser agrees to submit the question of continuing the Advisory Agreement to
a vote of the Fund's shareholders at that time.   The
Advisory Agreement also reserves the right of the Investment Adviser to grant the use of its name in whole or in part to another investment company or business enterprise. However, the Investment Adviser agrees to submit the question of continuing the Advisory Agreement to the vote of the Fund's shareholders at that time.



               Portfolio Transactions and Brokerage


Subject to the policies established by the Board of Directors of the Fund, the Investment Adviser is primarily responsible for the execution of the Fund's portfolio transactions and the allocation of brokerage. In executing such transactions, the Investment Adviser seeks to obtain the most favorable execution and price taking into account such factors as price, size of order, difficulty of execution and operation of facilities of the firm involved and the firm's risk in positioning a block of securities.

The Investment Adviser and the Fund have no obligations to deal with any broker or group of brokers in executing transactions in portfolio securities. The Investment Adviser is also authorized to consider, in selecting brokers or dealers with which such orders may be placed, certain statistical, research and other information or services furnished to the Investment Adviser by brokers or dealers (the terms "statistical, research and other information or services" include advice as to the value of securities, the responsibility of investing in, purchasing or selling securities; the availability of securities or purchasers or sellers of securities; and the furnishing of analysis and reports concerning issuers, industries, securities, economic factors and trends, and portfolio strategy in the performance of accounts). The Investment Adviser may pay a broker a commission in excess of that which another broker might charge in recognition of the value of the statistical, research and other information provided by such broker.

The Investment Adviser will also make recommendations as to the manner in which voting rights, rights to consent to corporate action or other rights pertaining to the Fund's portfolio securities will be exercised.

A substantial portion of the securities in which the Fund will invest may be traded in the over-the-counter market, and the Fund intends to deal directly with the dealers who make markets in the securities involved, except in those circumstances where better prices and execution are available elsewhere. Under the 1940 Act, persons affiliated with the Fund are prohibited from dealing with the Fund as principal in the purchase and sale of securities. Since transactions in the over-the-counter market usually involve transactions with dealers acting as principle for their own account, the Fund will not deal with affiliated persons in connection with such transactions. However, affiliated persons of the Fund may serve as its broker in the over-the-counter market and other transactions conducted on an agency basis.

The Board of Directors of the Fund has adopted certain policies incorporating the standards of Rule 17e-1 issued by the Securities and Exchange Commission under the 1940 Act, which require that the commissions paid to affiliates of the Fund, or to affiliates of such persons, must be reasonable and fair compared to the commissions, fees or other remuneration received or to be received by other brokers in connection with comparable transactions involving similar securities during a comparable period of time. The rule and procedures also contain review requirements and require the Investment Adviser to furnish reports to the Board of Directors of the Fund and to maintain records in connection with such reviews. After consideration of all factors deemed relevant, the Board of Directors of the Fund will consider from time to time whether the advisory fee will be reduced by all or a portion of the brokerage commission given to brokers that are affiliated with the Fund.

The aggregate dollar amount of brokerage commissions paid by the Fund during its fiscal year ended December 31, 1995 was $5,930.


                        PROPOSAL NO. 2
              (Selection of Independent Accounts)


The Board of Directors has selected Arthur Andersen LLP, independent accountants, to examine the financial statements of the Fund for the year ending December 31, 1996. Unless a contrary specification is made, the accompanying proxy will be voted in favor of ratifying the selection of such accountants. Representatives of Arthur Andersen LLP are expected to be present at the Meeting where they will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions. There has been no change in the Fund's accountants since the creation of the Fund. The Board of Directors recommends that shareholders vote "FOR" the ratification of Arthur Andersen LLP as the independent accountants for the Fund.


                  PROPOSALS OF SHAREHOLDERS


Shareholder proposals for the 1997 Annual Meeting of Shareholders must be received by the Fund at P.O. Box 220, Royal Oak, Michigan 48068 before the close of business on December 9, 1996 for consideration for inclusion in the Fund's proxy statement. Shareholder proposals should be addressed to the attention of the Fund's Secretary.



                        MISCELLANEOUS

The Board of Directors is not aware of any other business that will be presented for action at the Meeting. If any other business comes before the Meeting, the Management Proxy Committee has been directed by the Board of Directors to cast such votes at its discretion. The cost of preparing and mailing the notice of meeting, proxy statement and proxy to the shareholders will be borne by the Fund.

                    By Order of the Board of Directors


April  10, 1996

                    Lewis A. Rockwell, Secretary






































Exhibit A

                 Independent Auditor's Report

To the Directors and Stockholders
National Association of Investment
Clubs Trust and Subsidiaries


We have audited the accompanying consolidated statement of financial position of National Association of Investments Clubs Trust and subsidiaries (a not-for-profit corporation) as of September 30, 1995 and the related statements of revenue and expenses and changes in trust equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Trust's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects the financial position of National Association of Investment Clubs Trust and subsidiaries as of September 30, 1995 and the results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles.

Plante & Moran, LLP

November 21, 1995












          National Association of Invesement Clubs Trust and
                           Subsidiaries
                 (a not-for-profit corporation)
                    Consolditaed Balance Sheet
                    September 30, 1995 and 1994

                                        1995          1994
Assets

Current Assets
   Cash and cash equivalents        $1,218,700    $
789,833
   Investments (Note 2)              3,295,395
1,989,729
   Accounts Receivable
   (less allowance for uncollectible
   accounts $27,910)                  277,591
183,986
   Inventories                        198,804
169,158
   Defered tax asset (Note 4)           5,398
0
   Federal income taxes refundable     41,400
146,432
   Prepaid expenses and other         119,962
103,482
   Members Dividend Reinvestment
   Funds Deposited with Escrow Agent
    (Note 5)                                0
102,983
          Total current assets      5,157,250
3,485,513

Property, Buildings and Equipment
     (Note 3)                       2,019,085
1,999,328
Other Assets
   Investments-Deferred
     compensation                     285,737
244,714
   Deferred tax asset                  25,836
76,896
   Investment in and Advances to
      Affiliates                            0
7,863

          Total assets             $7,487,908
$5,814,314

Liabilities and Trust Equities

Current Liabilities
   Accounts payable                $   390,826   $
233,899
   Deferred revenue                  3,037,206
2,364,109
   Accured compensation                 84,647
156,363
   Other accrued liabilities            90,045
65,992
   Membership Dividend Reinvestment
      Funds (Note 5)                         0
100,127
      Total current libabilities     3,602,724
2,920,490

Deferred Compensation                  285,261
244,714
Deferred Income Taxes                        0
3,314
      Total liabilities              3,887,985
3,168,518

TrustEquity                          3,599,923
2,645,796

       Total liabilities and
        trust equity                $7,487,908
$5,814,314


         National Association of Investment Clubs Trust and
                          Subsidiaries
                  (a not-or-profit corporation)
              Notes to Consolidated Financial Statements
                      September 30,1996

Note 1-Nature of Operations and Significant Accounting
Policies

The consolidated financial statements include the accounts of National Association of Investment Clubs Trust and its wholly-owned subsidiaries, National Association of Investors Corporation, NAIC Investor Advisory Service Corporation and National Investors Association (collectively, the Trust). All significant intercompany transactions have been eliminated in consolidation.

The Trust is engaged principally in providing its members with the tools to make informed investment decisions in the common stock market. Revenue consists primarily of membership dues, subscriptions, and sales of publications and market analysis tools to members throughout the country.

Revenue Recognition - Membership dues and publication subscriptions are deferred and recognized ratably over the applicable term. Advertising revenue is recognized at the time of the publications. Sales revenue is recognized at the time of shipment to members.

Cash Equivalents - The Trust considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Investments - Investments in debt securities that are expected to be held to maturity are recorded at amortized cost. Other investments are carried at the lower of cost or market value.

Inventories - Inventories consist primarily of investment software, books and publications for sale to members, recorded at the lower of cost or market value determined using the first-in, first-out method.

Property, Buildings and Equipment - Property, buildings and equipment are recorded at cost. Depreciation is computed principally on the straight-line method over the estimated useful lives of the assets. Costs of maintenance and repairs are charged to expense when incurred.

Income Taxes - The Trust and its subsidiaries are not exempt from income taxes. Income taxes are accournted for in accordance with Statement of Financial Accounting Standards No. 109. A current tax liability or asset is recognized for estimated taxes payable or refundable on tax returns for the year. Deferred tax liabilities or assets are recognized for the estimate future tax effects of temporary differences between financial reporting and tax accounting and operating loss carryforwards.

Profit-Sharing Plan - The Trust has a defined contribution profit-sharing plan covering substantially all employees with more than one year of service. The benefits are based on years of service and discretionary employer contributions based on net profit of the Trust as a percentage of participants' wages. Profit-sharing expense for fiscal 1995 totaled $114,692.

Restatement - Trust equity at October 1, 1994 has been restated to include the Trust's subsidiary, National
Investors Association. The effect of the restatement was to increase Trust equity in the amount of $221,956.


Note 2 - Investments

Investments consist of the following:

                                     Cost            Market

U.S. government notes and bonds  $1,394,996      $1,403,131
Certificates of deposit             815,421         815,421
Stocks and corporate bonds        1,084,978       1,520,879

     Total                       $3,295,395      $3,739,431

Realized gains on sales of investments totaled approximately
$22,000 for fiscal 1995. The net unrealized appreciation in market value of investments for 1995 was approximately
$266,000.

Note 3 - Property, Buildings and Equipment

Property, buildings and equipment are summarized as follows:

   Land                          $  229,197
   Buildings and improvements     1,432,499
   Machinery and equipment          654,384
   Furniture and fixtures           430,648
   Vehicles                          48,783
     Total cost                   2,795,511
   Accumulated depreciation         776,426

       Net carrying amount       $2,019,085


Depreciation expense for the year ended September 30, 1995 totaled $164,716.

Note 4 - Income taxes

The provision for income is as follows:

       Current                    $360,695
       Deferred                     42,347

          Total tax provision     $403,042

A reconciliation of the provision for income taxes from continuing operations to income taxes computed by applying the statutory United States federal tax rate to income before taxes is as follows:

Tax, computed at 34 percent of pretax income   $384,282
Effect of nontaxable income                      31,060
Effect of nondeductible expenese and other      (12,300)

          Total tax expense                  $  403,042


The details of the net deferred tax asset at September
30,1995 are as follows:

Total deferred tax liabilities   $(68,000)
Total deferred tax assets          99,234
Valuation allowance recognized
   for deferred tax assets             --

   Net deferred tax asset          31,324

Deferred tax liabilities result primarily from use of accelerated depreciation for tax reporting purposes.
Deferred tax assets result from expenses recorded for financial reporting purposes but not currently deductible for tax purposes.

Cash paid for income taxes totaled $255,000 for the year ended September 30, 1995.

Note 5 - Low Cost Investment Plan

The Trust acts as agent for members for the purchase of shares of corporations that have a dividend reinvestment plan and are willing to accept the Trust's purchases on behalf of members. Funds received from members for such purchases are placed in escrow prior to the periodic purchase dates specified by each corporation's dividend reinvestment agent. At September 30, 1995, member funds held in escrow by the Trust totaled approximately $348,000.
Although these funds are held by the Trust, they are excluded from the accompanying consolidated statement of financial position since they are not assets of the Trust.

















































                     NAIC GROWTH FUND, INC.


     The undersigned hereby appoints Thomas E. O'Hara and Kenneth S. Janke, jointly and severally, proxies, with full power of substitution, to represent the undersigned at the Annual Meeting of Shareholders of the NAIC Growth Fund, Inc., to be held at the offices of the National Association of Investors Corporation, 711 West Thirteen Mile Road, Madison Heights, Michigan, on Thursday, May 16, 1996 at 2:00 o'clock in the afternoon, or at any adjournments thereof, and to vote all shares of common stock which the undersigned is entitled to vote, and act with all the powers the undersigned would possess if personally present at the meeting:

1. The election of the following persons as Directors of the Fund to hold office until the next annual meeting and until their successors shall have been elected and qualified:

Thomas E. O'Hara     Kenneth S. Janke     Lewis A. Rockwell
Peggy L. Schmeltz    Cynthia P. Charles   Carl A. Holth
William T. Endicott  Robert L. Eldred

A VOTE FOR ANY OF THE ABOVE MAY BE WITHHELD BY LINING OUT
THEIR NAME(S).


2. The selection of Arthur Andersen LLP as independent accountants for the Fund's year ending December 31, 1996.

3.  In their discretion, for or against such other matters
as may properly come before the 		Meeting or any
adjournment or adjournments thereof.

The Board of Directors recommends a vote "For" items 1 and 2.


















     Unless otherwise directed herein, the proxy or proxies appointed hereby are authorized to vote "FOR" items 1 and 2, and to vote in their discretion with respect to all other matters which may come before the meeting.

     If only one of the above-named proxies shall be present in person or by substitute at the Meeting, or any adjournment thereof, then that one, either in person or by substitute, may exercise all of the powers hereby given.

     Any proxy or proxies heretofore given to vote such shares are hereby revoked.

Date:	      , 1996



        (Please sign exactly as name(s) appear hereon)







      (This Proxy is Solicited by the Board of Directors)